Exhibit 99.7

Unaudited Financial and Other Statistical Information for the Three and Twelve-Month Periods Ended

February 28, 2006, and Guidance for Fiscal Year 2007

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

	Three Months Ended February 28, 2006	Twelve Months Ended February 28, 2006
Net Sales	$50,274,926	$187,184,093

Cost of Sales	38,951,577	149,855,108

Selling, General and Administrative	7,132,964	23,898,755
Interest Expense	383,453	1,689,169
Net (Gain) Loss on Sale of Property, Plant and Equipment	27,314	22,208
Other (Income)	(201,700)	(312,346)

	46,293,600	175,152,894

Income Before Income Taxes	3,981,326	12,031,199
Income Tax Expense	1,388,627	4,204,312

Net Income	$2,592,699	$7,826,887

Income Per Share:
Basic	$0.46	$1.40

Diluted	$0.45	$1.38

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended February 28, 2006
Assets:

Current assets:
Cash and cash equivalents	$1,258,945
Accounts receivable, net of allowance for doubtful accounts	32,007,274
Inventories	24,137,216
Costs and estimated earnings in excess of billings on uncompleted contracts	2,499,200
Deferred income taxes	2,093,119
Prepaid expenses and other	1,455,217

Total current assets	63,450,971

Net property, plant, and equipment	35,697,305

Goodwill, less accumulated amortization	40,962,104

Other Assets	915,791

$141,026,171

Liabilities and Shareholders’ Equity:

Current liabilities:
Accounts payable	$15,840,980
Accrued liabilities	14,192,528
Long-term debt due within one year	5,500,000

Total current liabilities	35,533,508

Long-term debt due after one year	14,375,000

Deferred income taxes	3,849,022

Shareholders’ equity	87,268,641

$141,026,171

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended February 28, 2006
Net cash provide by operating activities	$12,303,795
Net cash used in investing activities	(5,943,344)
Net cash provided by (used in) financing activities	(5,618,334)

Net (decrease) increase in cash and cash equivalents	742,117
Cash and cash equivalents at beginning of period	516,828

Cash and cash equivalents at end of period	$1,258,945

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2006	Twelve Months Ended February 28, 2006
Net sales:
Electrical and Industrial Products	$33,895	$123,736
Galvanizing Services	16,380	63,448

	$50,275	$187,184

Segment operating income (a):
Electrical and Industrial Products	$4,303	$11,357
Galvanizing Services	3,483	12,676

	$7,786	$24,033

General corporate expenses (b)	3,401	10,218
Interest expense	383	1,689
Other (income) expense, net (c)	21	95

Income Before Taxes	$3,981	$12,031

Total assets:
Electrical and Industrial Products	$84,266	$84,266
Galvanizing Services	50,160	50,160
Corporate	6,600	6,600

	$141,026	$141,026

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.
(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date February 28, 2006	Projected Year Ended February 28, 2007
Net Sales:
Electrical and Industrial Products	$123,736	$130,000 to $135,000
Galvanizing Services	$63,448	$65,000 to $70,000

Total Sales	$187,184	$195,000 to $205,000

Diluted earnings per share	$1.38	$1.45 to $1.55

Net Sales by Market Segment:
Power Generation	$14,676	$10,300
Transmission and Distribution	$54,664	$60,400
Industrial	$117,844	$129,300

Total Sales	$187,184	$200,000
Electrical and Industrial Products
Revenues by Industry:
Power Generation	11%	8%
Transmission and Distribution	39%	49%
Industrial	50%	43%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	20%	—
OEM’s	26%	—
Industrial	23%	—
Bridge and Highway	5%	—
Petro Chemical	26%	—

Operating Margins:
Electrical and Industrial Products	9.2%	10.5%
Galvanizing Services	20.0%	17.5%

Cash Provided By Operations	$12,304	$14,000
Capital Expenditures	$6,602	$8,500
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$5,886	$5,800
Total Bank Debt	$19,875	$15,000
Return on Assets:
Electrical and Industrial Products	14%	—
Galvanizing Services	27%	—

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended Feb. 28, 2006
Book to Ship Ratio:
11/30/05 Backlog	$83,116
Qtr. Ending 2/28/06 Bookings	40,924
Qtr. Ending 2/28/06 Shipments	50,275
2/28/06 Backlog	73,765
Book to Ship Ratio	.81 to 1

Outstanding Accounts Receivable Days	53